UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 20, 2024

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 W. 47th Place

Kansas City, KS 66205

(Address of principal executive offices) (Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for one share of common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2024, Cingulate, Inc. (the “Company”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (“Lender”), pursuant to which the Company issued and sold to Lender an unsecured promissory note (the “Note”) in the amount of $5,480,000 (the “Principal Amount”). The Principal Amount includes an original issue discount of $450,000. In exchange for the Note, Lender paid a purchase price of $5,000,000 in cash (the “Purchase Price”). The Note bears interest at a rate of 9% per annum and matures 18 months after its issuance date. The Company intends to use the net proceeds from the sale of the Note for working capital and other general corporate purposes.

The Company’s wholly-owned subsidiaries Cingulate Therapeutics LLC and Cingulate Works, Inc., provided a guarantee (the “Guaranty”) of the Company’s obligations to Lender under the Note and the other transaction documents.

From time to time, beginning on July 2, 2025, Lender may redeem a portion of the Note, not to exceed an amount of $550,000 per month. In the event the Note is outstanding on the 90-day anniversary of the effective date of the Note, the Company will be charged a monitoring fee equal to the outstanding balance on such date divided by 0.85 less the outstanding balance on such date. Subject to the terms and conditions set forth in the Note, the Company may prepay all or any portion of the outstanding balance of the Note at any time.

The Note provides for customary events of default (each as defined in the Note, an “Event of Default”), including, among other things, the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect when made, failure to perform or observe covenants within a specified cure period, a cross-default to certain other indebtedness and material agreements of the Company, and the occurrence of a bankruptcy, insolvency or similar event affecting the Company. Upon the occurrence of an Event of Default that is deemed a “Major Trigger Event” as defined in the Note, Lender may increase the outstanding balance of the Note by 15%, and upon the occurrence of an Event of Default that is deemed a “Minor Trigger Event” as defined in the Note, Lender may increase the outstanding balance of the Note by 5%. Lender can exercise its right to increase the outstanding balance upon a Major or Minor Trigger Event three times each. Upon the occurrence of an Event of Default, Lender may declare all amounts owed under the Note immediately due and payable. In addition, upon the occurrence of an Event of Default, upon the election of Lender, interest shall begin accruing on the outstanding balance of the Note from the date of the Event of Default equal to the lesser of 22% per annum and the maximum rate allowable under law.

Pursuant to the Note Purchase Agreement, while the Note is still outstanding, the Company will not enter into any arrangement that prohibits the Company from entering into a variable rate transaction, as defined in the Note Purchase Agreement, with Lender or its affiliates, or from issuing securities of the Company to Lender or its affiliates. The Company is also prohibited from entering into a variable rate transaction until July 1, 2025, subject to certain exceptions. At any time while the Note is still outstanding, Lender will have the right, but not the obligation, with the Company’s consent, to reinvest up to an additional $5,000,000 in the Company in one or more tranches on the same terms and conditions as the Note. Additionally, so long as the Note is outstanding, upon any issuance by the Company of any debt security with any economic term or condition more favorable to the holder of such security that was not provided to Lender pursuant to the Note, then, at Lender’s option, such additional term shall become part of the Note and related documents for the benefit of Lender.

The Note Purchase Agreement also provides for indemnification of Lender and its affiliates in the event that they incur loss or damage related to, among other things, a breach by the Company of any of its representations, warranties or covenants under the Note Purchase Agreement.

The description of the Note Purchase Agreement, the Note and the Guaranty is qualified in its entirety by the full text of the Note Purchase Agreement, the Note and the Guaranty, copies of which are filed herewith as Exhibits 10.1, 4.1 and 10.2, respectively, and which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 23, 2024, the Company issued a press release announcing the Note. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

Including the net proceeds from the sale of the Note, based on planned expenditures, the Company has the cash runway to fund clinical, manufacturing, and regulatory activities, as well as operating costs, into the fourth quarter of 2025. Filing of the NDA for potential FDA approval of CTx-1301 is targeted for mid-2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Promissory Note issued to Streeterville Capital, LLC, dated December 20, 2024
10.1	Securities Purchase Agreement between Cingulate Inc. and Streeterville Capital, LLC, dated December 20, 2024
10.2	Guaranty by Cingulate Therapeutics LLC and Cingulate Works, Inc., dated December 20, 2024
99.1	Press Release, dated December 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULATE INC.

Dated: December 23, 2024	By:	/s/ Jennifer L. Callahan
	Name:	Jennifer L. Callahan
	Title:	Chief Financial Officer